Exhibit 99.1

Healthaxis Receives NASDAQ Deficiency Notice Related to Minimum Bid Price Rule

IRVING, Texas--(BUSINESS WIRE)--Healthaxis Inc. (NASDAQ: HAXS), an innovative provider of technology-enhanced, integrated business process solutions and services, including claims and benefit administration applications, web-enabled software solutions and outsourced claims related services for health benefit administrators and health insurance claims processors, announced today that on March 20, 2008, it received notice from the NASDAQ Stock Market (“NASDAQ”) that for the previous 30 consecutive trading days, the Company’s common stock closed below the minimum $1.00 bid price per share required by Marketplace Rule 4310(c)(4).

In accordance with Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until September 16, 2008, to regain compliance with the Rule. The letter further indicates that the Company may regain compliance if at any time before September 16, 2008, the bid price of the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive trading days. If the Company is successful in meeting this requirement, the Staff will provide written notification that it has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by September 16, 2008, the Staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Staff will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal the Staff’s determination to delist its common stock.

The Company intends to actively monitor the bid price for its common stock between now and September 16, 2008, and consider implementation of various options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

About Healthaxis Inc.

Healthaxis (NASDAQ: HAXS) is an innovative provider of healthcare payer solutions. By combining technology and services Healthaxis can deliver value to payers and their customers. The company offers fully integrated business process outsourcing and claims administration systems that incorporate advanced technology solutions. Healthaxis' technology is time tested, scalable and offered on an ASP basis. With its Best Shore capability Healthaxis can offer competitive, high quality BPO services in four locations – Dallas, Texas; Castle Dale, Utah; Montego Bay, Jamaica and Jaipur, India. Their Smart Front End® enables payers the ultimate flexibility in network re-pricing delivering to their legacy system a fully edited, clean, pre-priced claim to ensure the highest levels of auto adjudication. Healthaxis’ claims administrations systems technology solutions provide an end to end cost competitive solution for all sizes of payers: enrollment, data capture, administration, claims, customer service, print distribution and web services. For information on Healthaxis products and services, call (800) 519-0679 or visit the website at www.healthaxis.com.

Forward-looking statements:

Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Risk Factors" in our most recently filed Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new

CONTACT:
Healthaxis Inc.
Ron Herbert, CFO, 972-443-5000
rherbert@healthaxis.com